UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

LEXAGENE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56456	None
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

500 Cummings Center, Suite 4550, Beverly Massachusetts		01915
(Address of principal executive offices)		(Zip Code)

(800) 215-1824

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry In to a Material Definitive Agreement.

On October 24, 2022, LexaGene Holdings Inc. (the “Company”) has entered into a secured convertible note (the “Note”) agreement (the “Note Agreement”) with Meridian LGH Holdings 2, LLC (“Meridian”), an affiliate of an insider of the Company, in the aggregate principal amount of up to USD$1,600,000.

The Note will bear interest at 12% per annum and matures on March 1, 2023 (the “Maturity Date”), subject to an increased interest rate of 16% if the Company commits an event of default and such default continues, in accordance with the Note Agreement. Subject to TSX Venture Exchange (the “TSXV”) approval, the outstanding principal of the Note will be convertible into common shares of the Company (the “Shares”) at a conversion price of USD$0.17 (CAD$0.23), the last closing market price of the Shares on the TSXV prior to the date of the Note Agreement. Interest on the Note will be convertible at the market price of the Shares on the TSXV at the time the interest is due and payable, subject to TSXV approval.

The Company will be entitled prepay the Note, and any accrued interest, at any time without penalty. In the event the Company undertakes an equity financing of at least USD$5 million or undertakes a merger, amalgamation, sale of substantially all of its assets or similar corporate transaction, Meridian will be entitled to accelerate the maturity date of the Note, and to require the Company to repay the outstanding principal amount of the Note and accrued and outstanding interest.

The Note will be secured against the assets of the Company and will be guaranteed by the subsidiaries of the Company.

Closing is subject to TSXV approval.

The Note and the underlying Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state in the United States, and will be issued in reliance upon exemptions from registration under the Securities Act. The securities may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws, unless exemptions from the registration requirements of the Securities Act and applicable state securities laws are available. The securities will be “restricted securities” as defined under Rule 144(a)(3) of the Securities Act and will contain the appropriate restrictive legends as required under the Securities Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits.

(d) Exhibits

10.1	Secured Convertible Note Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAGENE HOLDINGS INC.

Date: October 24, 2022	By:	/s/ Jeffrey Mitchell
Name: Jeffrey Mitchell
Title: Chief Financial Officer

Exhibit Index

10.1	Secured Convertible Note Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)